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[LITTELFUSE LOGO]              NEWS
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                               Littelfuse, Inc.
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NEWS RELEASE                   800 East Northwest Highway  Des Plaines, IL 60016
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                               (847) 824-1188 o (847) 391-0894 - FAX #
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                                                                    EXHIBIT 99.1



CONTACT: PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO  (847) 391-0566



           LITTELFUSE NAMES GORDON HUNTER CHAIRMAN, PRESIDENT AND CEO
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              Will Succeed Howard B. Witt Effective January 1, 2005

         DES PLAINES, ILLINOIS, NOVEMBER 5, 2004.....Littelfuse, Inc.
(NASDAQ/NMS: LFUS) today announced that Gordon Hunter will assume the position of Chairman, President and Chief Executive Officer, effective January 1, 2005. Hunter was appointed to his current position of Chief Operating Officer in 2003 and has served as a Director of the company since 2002. Hunter will succeed Howard B. Witt, who will retire from his position as Chairman, President and Chief Executive Officer on December 31, 2004. Witt, who has served Littelfuse for 25 years, will continue as a Director as well as a consultant to the company.

         "Since joining Littelfuse, Gordon has led the successful expansion of our three business units in key markets and industries. He has strengthened our organization across the globe and led the recent successful acquisition of a majority share of Heinrich Industrie AG. Gordon's product and industry knowledge, combined with his extensive global experience and leadership abilities, will be an asset to Littelfuse as we continue to build on our leading position in circuit protection," said Howard B. Witt.

         Hunter, 53, joined Littelfuse from Intel Corporation, where he was Vice President, Intel Communications Group, and General Manager, Optical Products Group, responsible for managing the access and optical communications business segments. Prior to joining Intel in February 2002, he served as President of EloTouchSystems, a worldwide leader in the manufacturing and sales of computer touch screens. His experience includes 20 years with Raychem Corporation in the United States and Europe, with responsibilities in sales, marketing, engineering and general management. Hunter received a bachelor's degree in electrical engineering from the University of Liverpool, England, and an MBA from the London Business School.



                                     -more-

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         Gordon Hunter said, "Under Howard's leadership, Littelfuse has grown to become an industry leader with the broadest line of circuit protection products in the world. His legacy of innovation, quality, strategic global expansion and profitable growth provides a solid foundation for our future. On behalf of our Board of Directors, employees, customers and shareholders, I extend our appreciation to Howard for his many contributions to the company over the past
25 years. We wish him a most enjoyable retirement beginning at year end."

         Littelfuse is a global company offering the broadest line of circuit protection products in the industry. In addition to its Des Plaines world headquarters, Littelfuse has manufacturing facilities in England, Ireland, Switzerland, Mexico, China, Germany, Hungary and the Philippines, as well as in Des Plaines and Arcola, Illinois and Irving, Texas. It also has sales, engineering and distribution facilities in the Netherlands, Singapore, Hong Kong, Korea, Taiwan, Japan and Brazil.

         For more information, please visit Littelfuse's Web site at www.littelfuse.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995.
Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.
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Photo: An electronic photo of Gordon Hunter is available by contacting Dana
Malcolm @ Vollrath Associates (262) 240-2400 or email dmalcolm@vollrathpr.com.